Exhibit 99.1

News Release

Lockheed Martin Announces Offer to Exchange Certain Outstanding Notes for New Notes and Cash

BETHESDA, Md., August 7, 2017 – Lockheed Martin Corporation [NYSE: LMT] today announced the commencement of an offer to exchange any and all of its outstanding debt securities listed in the table below (the “old notes”) for a new series of 4.09% notes due 2052 (the “new notes”) and an additional cash amount, if applicable (the “exchange offer”). In addition, eligible holders whose old notes are accepted in the exchange offer will receive a cash payment representing accrued and unpaid interest on such old notes to, but not including, the settlement date.

CUSIP	Series	Aggregate Principal Amount Outstanding	Exchange Consideration(1)	Early Participation Payment(1)	Total Exchange Consideration(1)(2)
539830AK5	8.50% Debentures due 12/01/2029	$194,701,000.00	$1,166.86 principal amount of new notes and a cash amount of $310.00	$30.00 principal amount of new notes	$1,196.86 principal amount of new notes and a cash amount of $310.00

539830AD1	7.20% Debentures due 05/01/2036	$39,001,000.00	$1,312.97 principal amount of new notes and a cash amount of $110.00	$30.00 principal amount of new notes	$1,342.97 principal amount of new notes and a cash amount of $110.00

539830AR0	6.15% Notes due 09/01/2036	$652,491,000.00	$1,187.38 principal amount of new notes and a cash amount of $100.00	$30.00 principal amount of new notes	$1,217.38 principal amount of new notes and a cash amount of $100.00

539830AU3	5.50% Notes due 11/15/2039	$318,158,000.00	$1,216.35 principal amount of new notes	$30.00 principal amount of new notes	$1,246.35 principal amount of new notes

539830AW9	5.72% Notes due 06/01/2040	$434,765,000.00	$1,224.43 principal amount of new notes and a cash amount of $20.00	$30.00 principal amount of new notes	$1,254.43 principal amount of new notes and a cash amount of $20.00

539830AZ2	4.85% Notes due 09/15/2041	$600,000,000.00	$1,127.53 principal amount of new notes	$30.00 principal amount of new notes	$1,157.53 principal amount of new notes

539830BL2	4.70% Notes due 05/15/2046	$2,000,000,000.00	$1,098.62 principal amount of new notes	$30.00 principal amount of new notes	$1,128.62 principal amount of new notes

(1)	For each $1,000 principal amount of old notes tendered.
(2)	Includes the early participation payment.

The exchange offer is being conducted upon the terms and subject to the conditions set forth in the Offering Memorandum dated August 7, 2017, and the related letter of transmittal (the “offering documents”). The exchange offer is only made, and copies of the offering documents will only be made available, to holders of the old notes who have certified to Lockheed Martin in an eligibility letter as to certain matters, including (1) their status as “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (2) outside the United States, their status as non-U.S. persons as defined in Regulation S under the Securities Act. Copies of the eligibility letter are available to holders of the old notes through the information agent, Global Bondholder Services Corporation, at their website http://gbsc-usa.com/eligibility/lockheedmartin or by calling 866-794-2200 (toll free) or 212-430-3774 (for banks and brokers).

The total exchange consideration to be received by tendering holders of each series of the old notes in the exchange offer will consist of (i) for each $1,000 principal amount of outstanding old notes tendered and accepted, a specified principal amount of new notes for the series of old notes tendered and accepted and an additional cash amount, if applicable, and (ii) an early participation payment payable in additional principal amount of new notes only to holders who tender their old notes on or prior to 5:00 p.m., New York City time, on August 18, 2017, subject to extension (referred to as the “early participation date”).

The exchange offer will expire at 12:00 p.m. midnight, New York City time, at the end of the day on September 1, 2017, unless extended or terminated. Tenders of old notes in the exchange offer may be validly withdrawn at any time on or prior to the early participation date. However, tenders submitted in the exchange offer after the early participation date will be irrevocable except where additional withdrawal rights are required by law (as determined by Lockheed Martin, subject to judgments by a court of law having jurisdiction over such matters).

The exchange offer is subject to certain conditions, including the minimum condition that Lockheed Martin receive valid tenders, not validly withdrawn, of enough old notes so that at least $300,000,000 aggregate principal amount of the new notes is issued in exchange for the old notes.

The new notes have not been registered under the Securities Act or any state securities laws. Therefore, the new notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state securities laws.

This news release is not an offer to sell or a solicitation of an offer to buy any security. The exchange offer is being made solely by the offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws that are based on Lockheed Martin’s current expectations and assumptions. The statements in this press release regarding the planned exchange offer, the terms and conditions thereof and other statements that are not historical facts are forward-looking. These statements are subject to risks and uncertainties.

The forward-looking statements contained in this news release speak only as of the date of its filing. Except where required by applicable law, Lockheed Martin expressly disclaims a duty to provide updates to forward-looking statements after the date of this news release to reflect subsequent events, changed circumstances, changes in expectations, or the estimates and assumptions associated with them. The forward-looking statements in this news release are intended to be subject to the safe harbor protection provided by the federal securities laws.